MillerKnoll Appoints Jeff Stutz as Chief Executive Officer

ZEELAND, Mich., October 21, 2026 — MillerKnoll, Inc. (“MillerKnoll” or the “Company”) (NASDAQ: MLKN), a growth-oriented small-cap value company in the industrial and consumer sectors, announced today its Board of Directors (“Board”) has unanimously appointed Jeff Stutz as Chief Executive Officer and a member of the Board, effective immediately. Stutz has served as Interim Chief Executive Officer since June 30, 2026.

“Jeff brings deep institutional knowledge, broad industry experience, and a proven record of leadership at MillerKnoll, and the Board has full confidence in his ability to drive long-term shareholder value,” said John R. Hoke III, Chairman of the Board. “As Interim CEO, Jeff has made an immediate and meaningful impact by driving stronger operating income, margins and earnings. Following a rigorous search process, the Board believes Jeff is the right leader for MillerKnoll as we continue to focus on accelerating sales, improving profitability and creating value for our shareholders.”

“This is a pivotal time for MillerKnoll, and I am energized by the opportunity to continue working with our talented teams and iconic brands across the Company as we focus on elevating our performance and creating long-term value,” said Mr. Stutz. “Serving as Interim CEO over the past few months, I have been working even more closely with our teams, customers and partners around the globe, reinforcing my conviction in our strengths and upside potential. I look forward to partnering with the Board and our teams to sharpen our priorities, manage costs with discipline, strengthen our balance sheet and build on our foundation to deliver for our shareholders, customers and associates.”

About Jeff Stutz

Mr. Stutz has more than 25 years of leadership experience in the design and manufacturing industry. He served as Chief Operating Officer from September 2025 to June 2026, overseeing the Company’s International Contract segment, global manufacturing operations, and European-based brands including HAY, Muuto, Colebrook Bosson Saunders (CBS), and NaughtOne. Previously, he served as Chief Financial Officer for more than 10 years, leading MillerKnoll’s global financial operations and helping guide the Company through periods of macroeconomic challenge and opportunistic growth.

Mr. Stutz joined Herman Miller in 2001 and held several finance leadership roles before becoming CFO, including Vice President of Investor Relations, Corporate Treasurer, and Chief Accounting Officer.

He holds a Bachelor’s degree in Accounting from Michigan State University and an MBA from Grand Valley State University.

Forward-Looking Statements

This communication includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements include, but are not limited to, statements regarding future events, anticipated results of operations, our expectations regarding future market conditions, our business strategies, our assessment of risks we face, and other aspects of our operations or operating results. These forward-looking statements generally can be identified by phrases such as “will,” “expects,” “anticipates,” “foresees,” “forecasts,” “estimates” or other words or phrases of similar import. It is uncertain whether any of the events anticipated by the forward-looking statements will transpire or occur, or if any of them do, what impact they will have on our results of operations or financial condition or the price of our stock. These forward-looking statements involve certain risks and uncertainties, many of which are beyond our control, that could cause actual results to differ materially from those indicated in such forward-looking statements, including, but not limited to:

•The effects of the ongoing conflict in the Middle East and broader geopolitical instability, including negative impacts on our supply chain, decreased sales within the region or beyond due to supply chain constraints or other factors, energy prices, and broader inflationary and macroeconomic effects;

•Changes to U.S. and international trade policies, including new or increased tariffs, developments relating to tariff refunds (including the risk of clawback or reversal of tariff refunds or the discontinuation of any additional tariff refunds), and changing import/export regulations, which impact both the cost and availability of materials and components used to manufacture our products as well as demand for our products;

•Challenges in implementing our growth strategy and the possibility that the assumptions on which that strategy was built prove inaccurate;

•Consumer spending levels, which have a significant impact on demand for our products within our Global Retail segment;

•Global and national economic conditions such as heightened inflation, uncertainty regarding future interest rates, foreign currency exchange rate fluctuations, geopolitical instability, and potential governmental responses to these events;

•Cybersecurity threats and risks;

•Public health crises, such as pandemics and epidemics, and governmental policies and actions to protect the health and safety of individuals or to maintain the functioning of national or global economies;

•Risks related to the additional debt incurred in connection with our acquisition of Knoll, including increased interest expense, our ability to comply with our debt covenants and obligations, and limitations on certain business activities imposed by our credit agreement;

•Availability and pricing of raw materials;

•Financial strength of our dealers and customers;

•Pace and level of government procurement; and

•Outcome of pending litigation or governmental audits or investigations.

The foregoing list of important factors is not exhaustive. For additional information about other factors that could cause actual results to differ materially from those described in the forward-looking statements, please refer to MillerKnoll’s periodic reports and other filings with the SEC, including the risk factors identified in MillerKnoll’s most recent Annual Report on Form 10-K for the fiscal year ended May 30, 2026, as updated by subsequent Quarterly Reports on Form 10-Q. The forward-looking statements included in this communication are made only as of the date hereof. MillerKnoll does not undertake any obligation to update any forward-looking statements to reflect subsequent events, new information, or changes in circumstances, except as required by law.

About MillerKnoll

MillerKnoll is a collective of dynamic brands that comes together to design the world we live in. The MillerKnoll brand portfolio includes Herman Miller, Knoll, Colebrook Bosson Saunders, Design Within Reach, Edelman, FilzFelt, Geiger, HAY, HOLLY HUNT, Knoll Textiles, Maharam, Muuto, NaughtOne and Spinneybeck. Guided by a shared purpose—design for the good of humankind—MillerKnoll generates insights, pioneers innovations and champions ideas to better align spaces with how people live, work and gather. For more information, visit millerknoll.com.

For further information:
Investors: investor@millerknoll.com
Media: media_relations@millerknoll.com